UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 31, 2005

OUTBACK STEAKHOUSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (813) 282-1225

 Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ ❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ ❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ ❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ ❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 31, 2005, Outback Steakhouse, Inc. entered into an amended and restated four-year Unconditional Guaranty Agreement (the “Guaranty Agreement”), which is effective as of December 31, 2004 and replaces an Unconditional Guaranty Agreement that was originally set to expire December 31, 2004.

Under the terms of the Guaranty Agreement, we are the guarantor of an uncollateralized line of credit (the Second Amended and Restated Loan Agreement) that permits borrowing of up to $35,000,000 by T-Bird Nevada, LLC (“T-Bird”), a limited liability company owned by our California franchisee which is included in our consolidated financial statements. T-Bird uses proceeds from the line of credit for the purchase of real estate and construction of buildings to be operated as Outback Steakhouse restaurants and leased to franchisees of the Guarantor. According to the terms of the line of credit, T-Bird may borrow, repay, re-borrow, or prepay advances at any time before the termination date of the agreement.  The line of credit matures on December 31, 2008, at which time the entire outstanding principal amount of the loan and any accrued interest is due. The outstanding balance on the line of credit was approximately $30,000,000 as of December 31, 2004.

We are not the primary obligor on the line of credit and we are not aware of any non-compliance with the underlying terms of the line of credit agreement that would result in us having to perform in accordance with the terms of the guarantee.  If a default under the line of credit were to occur requiring us to perform under the guarantee obligation, we have the right as part of an Amended and Restated Agreement of Borrower (signed January 31, 2005) to call into default all of our franchisees in California and exercise any rights and remedies under those agreements as well as the right to recourse under loans T-Bird has made to individual corporations in California which own the land and/or building which is leased to those franchise locations. Events of default are defined in the Second Amended and Restated Loan Agreement and include our covenant commitments under existing lines of credit.

A copy of the Second Amended and Restated Unconditional Guaranty Agreement is attached as Exhibit 10.1, copies of the Second Amended and Restated Loan Agreement and Second Amended and Restated Promissory Note are attached as Exhibits 10.2 and 10.3, respectively, and a copy of the Amended and Restated Agreement of Borrower is attached as Exhibit 10.4.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.
Exhibit No.

10.1	Second Amended and Restated Unconditional Guaranty Agreement by Outback Steakhouse, Inc. to and for the benefit of Bank of America, N.A.

10.2	Second Amended and Restated Loan Agreement between T-Bird Nevada, LLC and Bank of America, N.A.

10.3	Second Amended and Restated Promissory Note by T-Bird Nevada, LLC

10.4	Amended and Restated Agreement of Borrower by and among T-Bird Nevada, LLC, Thomas J. Shannon, Jr., Outback Steakhouse, Inc., and the franchisees included in Exhibit A to the agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTBACK STEAKHOUSE, INC.
(Registrant)

Date: February 4, 2005	By:	/s/ Robert S. Merritt
Robert S. Merritt
Senior Vice President and
Chief Financial Officer